EXHIBIT 99.1

Digital Locations (DLOCD) Announces a 1-for-225 Reverse Stock Split

For the next 20 trading days, the ticker symbol of the Company's common stock will change to DLOCD

SANTA BARBARA, Calif, Feb. 18, 2020 (GLOBE NEWSWIRE) -- Digital Locations, Inc. (DLOCD), a developer of cell tower sites for the 5G revolution, today announced that it implemented a 1-for-225 reverse stock split.

For the next 20 trading days, the ticker symbol of the Company's common stock will change to DLOCD. After 20 trading days, the ticker symbol will return to the original DLOC.

The number of shares outstanding of common stock has been reduced from approximately 245 million to approximately 1.1 million.

“This reverse stock split is part of a plan to strengthen our capital structure for future growth and potential acquisitions,” said Bill Beifuss, the Company’s President.

In the reverse stock split, every 225 shares of Digital Locations’ common stock outstanding will automatically be changed and reclassified into one new share of common stock. No fractional shares will be issued in connection with the reverse stock split. Any fractional share of common stock that would otherwise have resulted from the reverse stock split will be rounded up to the nearest whole share.

The reverse stock split will affect all Digital Locations stockholders uniformly and will not affect any stockholder’s percentage ownership interests in Digital Locations except to the extent that the reverse stock split results in any stockholders owning only a fractional share. Additionally, all Digital Locations convertible notes, convertible preferred stock, stock options, other equity awards and warrants outstanding immediately prior to the reverse stock split will be proportionately adjusted.

Digital Locations’ transfer agent, Worldwide Stock Transfer (“Worldwide”), which is also acting as the exchange agent for the reverse split, will provide instructions to stockholders regarding the process for exchanging share certificates. Stockholders who hold their shares electronically at Worldwide or in book-entry form at a brokerage firm need not take any action, as their shares will automatically be adjusted by their brokerage firm to reflect the reverse stock split. Beneficial holders may contact their bank, broker or nominee with any questions regarding the procedure of implementing the reverse stock split.

About Digital Locations, Inc.

Digital Locations is a developer of cell tower sites for the 5G revolution. 5G wireless networks are expected to be 100 times faster than current 4G LTE networks. This will enable global scale killer applications such as self-driving cars, the Internet of things (IOT), mobile streaming of 4K videos, real-time hologram-based collaboration, and lag-free high definition gaming. To realize this vision, many new 5G broadcast locations are needed because high frequency 5G signals cannot travel farther than 100 meters. It is estimated that more than 1 million new 5G cell towers must be added in the United States alone. To rapidly enter the market, Digital Locations plans to partner or co-develop a portfolio of cell tower sites to help meet the demands of 5G networks. Our goal is to become a “landlord” of tomorrow’s wireless communications assets. To learn more about Digital Locations, please visit www.digitallocations.com

Safe Harbor Statement

This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements are included in our filings with the Securities and Exchange Commission, including the “Risk Factors” section of our annual report on Form 10-K for the year ended December 31, 2018. Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Press Contact:
communications@digitallocations.com
(805) 456-7000